EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER
                        OF LINEAR TECHNOLOGY CORPORATION
                            (a Delaware corporation)
                                       AND
                          LINEAR TECHNOLOGY CORPORATION
                           (a California corporation)

         THIS AGREEMENT AND PLAN OF MERGER dated as of January 2, 2001 (the "Agreement") is between Linear Technology Corporation, a Delaware corporation ("Linear Delaware"), and Linear Technology Corporation, a California corporation ("Linear California"). Linear Delaware and Linear California are sometimes referred to herein as the "Constituent Corporations."

                                    RECITALS

         A. Linear Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 2,002,000,000 shares, 2,000,000,000 of which are designated "Common Stock," par value $0.001 per share, and 2,000,000 of which are designated "Preferred Stock," par value $0.001 per share. The Preferred Stock of Linear Delaware is undesignated as to series, rights, preferences, privileges or restrictions. As of November 30, 2000, 1,000 shares of Common Stock were issued and outstanding, all of which were held by Linear California, and no shares of Preferred Stock were issued and outstanding.

         B. Linear California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital of 482,000,000 shares, 480,000,000 of which are designated "Common Stock," no par value, and 2,000,000 of which are designated "Preferred Stock," no par value. The Preferred Stock of Linear California is undesignated as to series, rights, preferences, privileges or restrictions. As of October 27, 2000, 316,719,990 shares of Common Stock and no shares of Preferred Stock were issued and outstanding.

         C. The Board of Directors of Linear California has determined that, for the purpose of effecting the reincorporation of Linear California in the State of Delaware, it is advisable and in the best interests of Linear California and its shareholders that Linear California merge with and into Linear Delaware upon the terms and conditions herein provided.

         D. The respective Boards of Directors of Linear Delaware and Linear California have approved this Agreement and have directed that this Agreement be submitted to a vote of their respective sole stockholder and shareholders and executed by the undersigned officers.

         NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Linear Delaware and Linear California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                   I. MERGER

         1.1 Merger. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the California General Corporation Law, Linear California shall be merged with and into Linear Delaware (the "Merger"), the separate existence of Linear California shall cease and Linear Delaware shall survive the Merger and shall continue to be governed by the laws of the State of Delaware, and Linear Delaware shall be, and is herein sometimes referred  to  as,  the  "Surviving  Corporation."  The  name  of  the  Surviving
Corporation   shall  be  "Linear   Technology   Corporation."

         1.2 Filing and Effectiveness. The Merger shall become effective when the following actions shall have been completed:

                  (a) This Agreement and Merger shall have been adopted and approved by the stockholders of each Constituent Corporation in accordance with the requirements of the Delaware General Corporation Law and the California Corporations Code;

                  (b) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof; and

                  (c) An executed counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware.

The date and time when the Merger shall become effective, as aforesaid, is herein called the "Effective Date of the Merger."

         1.3 Effect of the Merger. Upon the Effective Date of the Merger, the separate existence of Linear California shall cease, and Linear Delaware, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (ii) shall be subject to all actions previously taken by its and Linear California's Board of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of Linear California in the manner more fully set forth in Section 259 of the Delaware General Corporation Law, (iv) shall continue to be subject to all of the debts, liabilities and obligations of Linear Delaware as constituted immediately prior to the Effective Date of the Merger, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of Linear California in the same manner as if Linear Delaware had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the California General Corporation Law.

                 II. CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

         2.1 Certificate of Incorporation. The Certificate of Incorporation of Linear Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

         2.2 Bylaws. The Bylaws of Linear Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

         2.3 Directors and Officers. The directors and officers of Linear California immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, or the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

                       III. MANNER OF CONVERSION OF STOCK

         3.1 Linear California Common Stock. Upon the Effective Date of the Merger, each share of Linear California Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one (1) fully paid and nonassessable share of Common Stock, par value $0.001 per share, of the Surviving Corporation.

         3.2 Linear California Options, Stock Purchase Rights and Convertible Securities.

                  (a) Upon the Effective Date of the Merger, the Surviving Corporation shall assume and continue the stock option plans and all other employee benefit plans of Linear California. Each outstanding and unexercised option or other right to purchase or security convertible into Linear California Common Stock shall become an option or right to purchase or a security convertible into the Surviving Corporation's Common Stock on the basis of one share of the Surviving Corporation's Common Stock for each share of Linear California Common Stock issuable pursuant to any such option, stock purchase right or convertible security, on the same terms and conditions and at an exercise price per share equal to the exercise price applicable to any such Linear California option, stock purchase right or convertible security at the Effective Date of the Merger. There are no options, purchase rights for or securities convertible into Preferred Stock of Linear California.

                  (b) A number of shares of the Surviving Corporation's Common Stock shall be reserved for issuance upon the exercise of options, stock purchase rights and convertible securities equal to the number of shares of Linear California Common Stock so reserved immediately prior to the Effective Date of the Merger.

         3.3 Linear Delaware Common Stock. Upon the Effective Date of the Merger, each share of Common Stock, par value $0.001 per share, of Linear Delaware issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by Linear Delaware, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

         3.4 Exchange of Certificates. After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of Linear California Common Stock may, at such stockholder's option, but need not, surrender the same for cancellation to the transfer agent for the Linear California Common Stock, as exchange agent (the "Exchange Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation's Common Stock into which the surrendered shares were converted as herein provided. Unless and until so surrendered, each outstanding certificate theretofore representing shares of Linear California Common Stock shall be deemed for all purposes to represent the number of shares of the Surviving Corporation's Common Stock into which such shares of Linear California Common Stock were converted in the Merger.

         The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any shares of stock represented by such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Common Stock of the Surviving Corporation represented by such outstanding certificate as provided above.

         Each certificate representing Common Stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of Linear California so converted and given in exchange therefore, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws, or other such additional legends as agreed upon by the holder and the Surviving Corporation.

         If any certificate for shares of Linear Delaware stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to Linear Delaware or the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of Linear Delaware that such tax has been paid or is not payable.

                                  IV. GENERAL

         4.1 Covenants of Linear Delaware. Linear Delaware covenants and agrees that it will, on or before the Effective Date of the Merger:

                  (a) qualify to do business as a foreign corporation in the State of California and in connection therewith appoint an agent for service of process as required under the provisions of Section 2105 of the California General Corporation Law;

                  (b) file any and all documents with the California Franchise Tax Board necessary for the assumption by Linear Delaware of all of the franchise tax liabilities of Linear California;

                  (c) file an executed counterpart of this Agreement meeting the requirements of the California General Corporation Law with the Secretary of State of the State of California; and

                  (d) take such other actions as may be required by the California General Corporation Law.

         4.2 Further Assurances. From time to time, as and when required by Linear Delaware or by its successors or assigns, there shall be executed and delivered on behalf of Linear California such deeds and other instruments, and there shall be taken or caused to be taken by Linear Delaware and Linear California such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Linear Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Linear California and otherwise to carry out the purposes of this Agreement, and the officers and directors of Linear Delaware are fully authorized in the name and on behalf of Linear California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

         4.3 Abandonment. At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Linear California or of Linear Delaware, or of both, notwithstanding the approval of this Agreement by the shareholders of Linear California or by the sole stockholder of Linear Delaware, or by both.

         4.4 Amendment. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement with the Secretaries of State of the States of Delaware and California, provided that an amendment made subsequent to the adoption of this Agreement by the stockholders of either Constituent Corporation shall not, unless approved by the stockholders as required by law: (a) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation; (b) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger; or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any Constituent Corporation.

         4.5 Registered Office. The registered office of the Surviving Corporation in the State of Delaware is 15 East North Street, City of Dover, County of Kent, Delaware 19901, and Incorporating Services, Ltd. is the registered agent of the Surviving Corporation at such address.

         4.6 Agreement. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 1630 McCarthy Boulevard, Milpitas, California 95035 and copies thereof will be furnished to any stockholder of either Constituent Corporation, upon request and without cost.

         4.7 Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the California General Corporation Law.

         4.8 Counterparts. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, this Agreement having first been approved by the resolutions of the Board of Directors of Linear Technology Corporation, a Delaware corporation, and Linear Technology Corporation, a California corporation, is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

                           LINEAR TECHNOLOGY CORPORATION
                           a Delaware corporation

                           /s/ Robert H. Swanson, Jr.
                           -----------------------------------------------------
                           Robert H. Swanson, Jr.
                           Chairman and Chief Executive Officer

                           /s/ Paul Coghlan
                           -----------------------------------------------------
                           Paul Coghlan
                           Vice President, Finance and Chief Financial Officer


                           LINEAR TECHNOLOGY CORPORATION
                           a California corporation

                           /s/ Robert H. Swanson, Jr.
                           -----------------------------------------------------
                           Robert H. Swanson, Jr.
                           Chairman and Chief Executive Officer

                           /s/ Paul Coghlan
                           -----------------------------------------------------
                           Paul Coghlan
                           Vice President, Finance and Chief Financial Officer

                          LINEAR TECHNOLOGY CORPORATION
                           (a California corporation)

                              OFFICERS' CERTIFICATE

Robert H. Swanson, Jr. and Paul Coghlan certify that:

         1. They are the Chairman and Chief Executive Officer, and the Vice President, Finance and Chief Financial Officer, respectively, of Linear
Technology Corporation, a corporation organized under the laws of the State of California.

         2. The  corporation  has  authorized  two classes of stock,  designated
"Common Stock" and "Preferred Stock," respectively. There are authorized 480,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock. The Preferred Stock is undesignated as to series, rights, preferences or restrictions.

         3. There were 316,515,460 shares of Common Stock and no shares of Preferred Stock outstanding as of September 13, 2000 (the "Record Date") and entitled to vote at the shareholders' meeting at which the Agreement and Plan of Merger (the "Merger Agreement") attached hereto was approved.

         4. The principal terms of the Merger Agreement were approved by the Board of Directors and by the vote of a number of shares of each class of stock which equaled or exceeded the vote required.

         5. The percentage vote required was more than 50% of the votes entitled to be cast by holders of Common Stock outstanding as of the Record Date, voting as a single class.

         6. Robert H. Swanson, Jr. and Paul Coghlan further declare under penalty of perjury under the laws of the State of California that they have read the foregoing certificate and know the contents thereof and that the same is true of their own knowledge.

         Executed in Milpitas, California on December 22, 2000.


                           /s/ Robert H. Swanson, Jr.
                           -----------------------------------------------------
                           Robert H. Swanson, Jr.
                           Chairman and Chief Executive Officer


                           /s/ Paul Coghlan
                           -----------------------------------------------------
                           Paul Coghlan
                           Vice President, Finance and Chief Financial Officer

                          LINEAR TECHNOLOGY CORPORATION
                            (a Delaware corporation)

                              OFFICERS' CERTIFICATE

Robert H. Swanson, Jr. and Paul Coghlan certify that:

         1. They are the Chairman and Chief Executive Officer, and the Vice President, Finance and Chief Financial Officer, respectively, of Linear
Technology Corporation, a corporation organized under the laws of the State of Delaware.

         2. The  corporation  has  authorized  two classes of stock,  designated
"Common Stock" and "Preferred Stock," respectively. There are authorized 2,000,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock. The Preferred Stock is undesignated as to series, rights, preferences or restrictions.

         3. There are 1,000 shares of Common Stock outstanding and entitled to vote on the Agreement and Plan of Merger (the "Merger Agreement") attached hereto. There are no shares of Preferred Stock outstanding.

         4. The principal terms of the Merger Agreement were approved by the Board of Directors and by the vote of 100% of the shares outstanding and entitled to vote on the Merger Agreement.

         5. The percentage vote required was more than 50% of the votes entitled to be cast by holders of outstanding shares of Common Stock.

         6. Robert H. Swanson, Jr. and Paul Coghlan further declare under penalty of perjury under the laws of the State of Delaware that they have read the foregoing certificate and know the contents thereof and that the same is true of their own knowledge.

         Executed in Milpitas, California on December 22, 2000.


                           /s/ Robert H. Swanson, Jr.
                           -----------------------------------------------------
                           Robert H. Swanson, Jr.
                           Chairman and Chief Executive Officer


                           /s/ Paul Coghlan
                           -----------------------------------------------------
                           Paul Coghlan
                           Vice President, Finance and Chief Financial Officer